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                                                                      Exhibit 21
                                                                      ----------

                      SUBSIDIARIES OF THE ALLEN GROUP INC.
                      ------------------------------------

The following is a list of the subsidiaries of The Allen Group Inc. (Delaware, 02-03-69), and indented, subsidiaries of such subsidiaries, including in each case the state or other jurisdiction in which each subsidiary was incorporated or organized, and indicating in each case the percentage of voting securities owned by the immediate parent.

                                                             State/Country
Name of Corporation                                         of Incorporation                    Date                  %
-------------------                                         ----------------                    ----                 --

The Allen Group Canada Limited (1)                           Ontario, Canada                  04-19-72              100

The Allen Group International, Inc. (1)                      Delaware                         07-19-73              100

  The Allen Group GmbH (1)                                   Germany                          09-29-70              100

The Allen Group Internat'l Sales Corp.                       Barbados                         09-15-94              100

Allen Telecom Canada, Inc. (2)                               Ontario                          04-14-93               80

Allen Telecom Group, Inc.                                    Delaware                         10-26-88              100

  Alven Capital Corporation (1) (3)                          Delaware                         11-10-93              57.26

  Antenna Specialists Co., Inc.                              Delaware                         10-07-88              100

    Antespec, S.A. de C.V.                                   Mexico                           11-14-88              100

  Decibel Mobilcom GmbH (1)                                  Germany                          07-28-90              100

  Decibel Mobilcom Limited (1)                               England                          01-31-91              100

  Grayson Electronics Company (4)                            Virginia                         09-03-86               80

  RF Micro Devices, Inc.                                     North Carolina                   02-27-92              12.4

  Orion Far East Management Inc. (1)                         Delaware                         07-16-81              100

  Orion Industries, Inc., Limited (1)                        Hong Kong                        06-01-71              100

    Orion Imports & Exports Limited (1)                      Hong Kong                        09-07-73              100

    Orion Industries, Inc. Japan (1)                         Japan                            09-73                 100

    Orion Industries Taiwan Limited (1)                      Taiwan                           10-73                 100

  Allen Telecom Group (Italia) S.r.l.                        Italy                            11-14-94              100

  FOR.E.M. S.p.A. (5)                                        Italy                            10-10-72               80

    FOREM France S.a.r.l. (6)                                France                               1993               96

    FOREM U.K. Ltd. (7)                                      U.K.                                 1988               65

    MIKOM G.m.b.H. (8)                                       Germany                          05-07-85               62

      Mitras Ltd. (9)                                        Hungary                              1992               60

  Allen Telecomunicadoes do
    Brasil Ltda. (10)                                        Brazil                              11-95              100

  MARTA Technologies, Inc.                                   Delaware                         10-14-92              100

Allen Telecom Group Limited (1)                              U.K.                             05-08-72              100

Turnkey Wireless Solutions, Inc.                             Delaware                         10-31-94               10

276017 Ontario Limited (1)                                   Ontario, Canada                  09-11-73              100

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(1)      These subsidiaries are not significant in the aggregate and are no longer active.

(2) 80% of the outstanding capital stock of this subsidiary is owned by The Allen Group Inc. and the remaining 20% is owned by senior management of Allen Telecom Canada, Inc.

(3) On a fully diluted basis, 57.26% of the outstanding capital stock is owned by Allen Telecom Group, Inc., 19.35% is owned by Rose Investors and 23.39% is owned by Philadelphia Ventures.

(4) 80% of the outstanding capital stock of this subsidiary is owned by The Allen Group Inc. and the remaining 20% is owned by senior management of Grayson Electronics Company.

(5) 80% of the outstanding capital stock of this subsidiary is owned by Allen Telecom Group (Italia) S.r.l., which also owns options to acquire the remaining 20%.

(6) 96% of the outstanding capital stock of this subsidiary is owned by FOR.E.M. S.p.A. and the remaining 4% is owned by senior management of FOREM France S.a.r.l.

(7) 65% of the outstanding capital stock of this subsidiary is owned by FOR.E.M. S.p.A. and the remaining 35% is owned by senior management of FOREM U.K. Ltd.

(8) 62% of the outstanding capital stock of this subsidiary is owned by FOR.E.M. S.p.A. and the remaining 38% is owned by the managing director of MIKOM G.m.b.H.

(9) 60% of the outstanding capital stock of this subsidiary is owned by MIKOM G.m.b.H. and the remaining 40% is owned by senior management of Mitras Ltd.

(10) 95% of the outstanding capital stock of this subsidiary is owned by Allen Telecom Group, Inc. and the remaining 5% is owned by The Allen Group Inc.